RSM

RSM US LLP

May 3, 2018

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read The Parking REIT, Inc.'s statements included under Item 4.01(a) of its Form 8-K filed on May 3, 2018 and we agree with such statements concerning our firm.

RSM US LLP